UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018 (August 21, 2018)

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 2, 2018 (the “Original Form 8-K”), Digital Ally, Inc. (the “Company”) entered into a Proceeds Investment Agreement (the “Agreement”) with Brickell Key Investments LP (“BKI”) on July 31, 2018, pursuant to which BKI invested an aggregate of $500,000 in the Company to be used (i) to fund the Company’s litigation proceedings relating to the infringement of certain patent assets listed in the Agreement and (ii) to repay the Company’s existing debt obligations and for certain working capital purposes set forth in the Agreement. Pursuant to the Agreement, BKI was granted an option to invest an additional $9.5 million in the Company to be used for such purposes, at BKI’s sole discretion (the “Second Tranche”). On August 21, 2018, BKI exercised its option under the Agreement to fund the Second Tranche and the Second Tranche was closed and funded in accordance with the terms of the Agreement.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement or any associated documents, and is qualified in its entirety by reference to the Original Form 8-K and the full text of the Agreement, which is attached as Exhibit 10.1 to the Original Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On August 21, 2018, the Company issued a press release announcing the funding of the Second Tranche. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 21, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2018

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer